Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

        In connection with the Annual of Wallin Engines Corporation (the “Company”) on Form 10-KSB for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, M. Stephen Brown, Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 27, 2005	By:	/s/ M. Stephen Brown
M. Stephen Brown Chief Executive Officer Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Wallin Engines Corporation and will be retained by Wallin Engines Corporation and furnished to the Securities and Exchange Commission or its staff upon request.